UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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XPERI INC.

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On May 13, 2024, Xperi Inc. (“Xperi”) issued a press release in connection with its upcoming 2024 annual meeting of stockholders. A copy of the press release is attached hereto as Exhibit 1.

Exhibit 1

Leading Independent Proxy Advisory Firm ISS Recommends Xperi Stockholders Vote “FOR” All Company Nominees on the BLUE Proxy Card

ISS Highlights Xperi’s Recent Outperformance and Concludes that Change at the Board Level Is Not Needed

Xperi Encourages All Stockholders to Vote “FOR” All Five of the Company’s Nominees

SAN JOSE, Calif. (May 13, 2024) — (BUSINESS WIRE) – Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”) today announced that leading proxy advisory firm Institutional Shareholder Services (“ISS”) has recommended that Xperi stockholders vote “FOR” all of the Company’s nominees on the BLUE proxy card ahead of the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 24, 2024.

In its report, ISS concluded that “there does not appear to be a need for change at the board level at this time.” Specifically, ISS highlighted the fact that Xperi “appears to be executing on its long-term strategic plan” and that “the board appears receptive to shareholders, and appears to have engaged in good faith with [Rubric Capital].”

ISS noted that Xperi’s strong financial results have driven recent outperformance relative to peers, stating:

•

“Though it is less than two years since the spin-off transaction, there are multiple indications that the company is on pace to achieve its long-term plan presented in September 2022. The company has posted revenue growth and margin expansion over the last two years and appears on pace to hit multiple operating metrics in its key growth businesses.”

•	“There are… signs of building momentum from an operational performance standpoint, with multiple indicators that the company is on target for its long-term goals.”

•	“Over the year prior to the unaffected date, XPER shares outperformed peers, a trend that has continued to date.”

•	“The company’s TSR indicates there is recent momentum in the stock after the sharp decline following the spin-off, with recent outperformance against its peers.”

ISS also pointed out the merit of Xperi’s recent capital allocation decisions, including the sale of AutoSense, the announcement of a strategic review process for Perceive, and the approval of a share repurchase program:

•

“The company’s decision to sell AutoSense and explore a sale of Perceive appear to have strategic merit and refocus the company on its long-term strategic growth plan. There do not appear to be any concerns with the sale process of either business, while the AutoSense offer seems to have been the best available.”

•

“The company’s announcement of a share repurchase program was met with a positive reaction and can be seen as an indication of the company’s intention to only focus on its key businesses rather than invest in concepts out of its core competencies.”

Notably, ISS highlighted several concerns with respect to Rubric’s candidates:

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“The board’s concerns regarding dissident nominee [Thomas] Lacey as a potential director appear to have merit… [H]is last formal involvement with the company was in 2017… [Today] XPER [is] a materially different company than when Lacey was last involved.”

•	“It is understandable why the board would be hesitant to bring back a former CEO as a director, a situation which has the potential to undermine confidence in the current CEO.”

•	“Lacey’s seemingly haphazard attempt to acquire the company in the closing moments of the TiVo transaction reinforces the board’s position and raises questions about his motives in this campaign.”

•	“[T]he board has reasonable concerns regarding Lacey’s motives in this campaign and regarding the close ties between Lacey and [Rubric’s other nominee, Deborah] Conrad.”

ISS was supportive of the recent refreshment efforts of Xperi’s Board of Directors (the “Board”), which have culminated in the identification of two new highly-qualified individuals:

•

“[T]he board appears to have undertaken a thoughtful search for new director candidates, and its decision to hold off on their appointment until the resolution [of this proxy contest] appears prudent in this case.”

•	“While the identities of the two new directors have yet to be disclosed, the board seems to have focused on skills that appear reasonably additive to the needs of the company.”

ISS also noted that Xperi had attempted in good faith to reach a resolution with Rubric. According to ISS, the Board “appears to have been earnest in its attempts to reach a settlement with the dissident” including having “made two different settlement offers.”

Finally, ISS highlighted the alignment of pay and performance at Xperi:

•	“Annual incentives were primarily based on pre-set financial metrics and… payouts were aligned with recent company performance… [O]ver half of the CEO’s FY23 grant was in performance equity.”

•	“[P]ay and performance were reasonably aligned for the year in review.”

Commenting on the ISS recommendation, the Board issued the following statement:

We are pleased that ISS has recommended that stockholders support the Board’s highly qualified nominees. These nominees have played a critical role in overseeing Xperi’s successful, multiyear transformation from a business that was dependent on IP licensing to one that is product-, technology- and customer-focused. ISS’ recommendation reinforces our confidence in the strength and effectiveness of our Board and validates our strategic plan.

Rubric Capital has offered no meaningful ideas for improving our business that we are not already pursuing, and we are grateful that ISS recognized that Rubric’s criticisms do not support a case for changing a Board or strategy that is working and delivering results.

Today, Xperi has a more focused business model than ever before, and one that is well positioned for sustainable, profitable growth. We are confident that Xperi is on the right course, and we ask that stockholders support our continued progress and momentum by voting on the BLUE proxy card FOR all five of our highly qualified nominees.

The Board urges stockholders to vote “FOR” ALL five of Xperi’s skilled and experienced director candidates, and “WITHHOLD” on Rubric’s two candidates, using the BLUE proxy card. Stockholders who have any questions or need assistance voting their shares should contact the Company’s proxy solicitor Morrow Sodali at (203) 658-9400 or XPER@info.morrowsodali.com.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®), and by its startup, Perceive, are integrated into billions of consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2024 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, DTS Play-Fi, Perceive and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, anticipated Adjusted EBITDA growth, objectives for future operations, and ongoing strategies, including, without limitation, our pursuit of strategic alternatives for Perceive. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

Xperi has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of BLUE proxy card, with respect to its solicitation of proxies for Xperi’s 2024 Annual Meeting of Stockholders. This communication is not a substitute for any proxy statement or other document that Xperi may file with the SEC in connection with any solicitation by Xperi.

Permission to quote the ISS report was neither sought nor obtained.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY XPERI AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Xperi free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Xperi are also available free of charge by accessing Xperi’s website at www.xperi.com.

XPER-C

Xperi Investor Contact:

Mike Iburg

VP, Investor Relations

+1 408-321-3827

ir@xperi.com

Media Contact:

Amy Brennan

Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com